UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2011
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
                        (State or other jurisdiction of                                                           (I.R.S. Employer Identification Number)
                        incorporation or organization)

11 North Water Street, Suite 18290          Mobile, Alabama                                     36602
                        (Address of principal executive offices)                                                                 (Zip Code)

       (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01                      Other Events

In 1999, Waterman Steamship Corporation (Waterman), a wholly owned subsidiary of International Shipholding Corporation (ISH), acquired a Pure Car Truck Carrier (PCTC).  In 2001, Waterman refinanced this PCTC by entering into a sale and lease back transaction.  As part of this sale and lease back refinancing transaction, Waterman negotiated an Early Buy Out option for this vessel.  On January 13, 2011, Waterman exercised its Early Buy Out option for this Vessel.

Please refer to the Company’s Current Report on Form 8-K dated January 3, 2011 for further information relating to this transaction.

The Company is currently evaluating its options to finance this acquisition.

Forward Looking Statements

Statements in this Form 8-K pertaining to our vessel acquisition plasn are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on our current expectations only and are subject to uncertainties that may cause actual results to differ materially.  Factors that could affect actual results include but are not limited to changes in economic conditions, changes in the capital markets or our access thereto, changes in our cash requirements, cash flows or financial position, and the other factors or risks described in our most recent Annual Report on Form 10-K, as updated and supplemented by our subsequent reports filed with the Securities and Exchange Commission.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date:    January 14, 2011